NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS
Net Income of $155 Million; Return on Equity of 12.3%

Greenwich, CT, January 30, 2018 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the fourth quarter of 2017 of $155 million, or $1.21 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2017	2016	2017	2016

Gross premiums written	$1,779,446	$1,779,791	$7,476,963	$7,543,701
Net premiums written	1,478,236	1,510,257	6,260,508	6,423,913

Net income to common stockholders	154,589	152,790	549,094	601,916
Net income per diluted share	1.21	1.20	4.26	4.68

Return on equity (1)	12.3%	13.3%	10.9%	13.1%

(1)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Fourth quarter highlights included:

•	The accident year combined ratio excluding catastrophes during the quarter was 94.2%.

•	Investment income attributable to the core investment portfolio increased 12.4%.

•	Realized pre-tax gains of $57 million, net of performance-based compensatory costs.(1)

•	Estimated tax benefit from tax reform of $21 million, or $0.16 per share.

•	Total catastrophe losses were $18 million, including $8 million related to wildfires in California.

Full year highlights included:

•	Total capital returned to shareholders was $236 million, including $48 million of share repurchases and $188 million of ordinary and special dividends.

•	Before share repurchases and dividends, book value per share grew 10.9%. Book value per share grew 6.9% to $44.53.

•	Return on equity of 10.9%, despite record industry catastrophe losses.

The Company commented:

We are pleased with our 12.3% return on equity for the fourth quarter of 2017. While the industry experienced another period of heightened catastrophe losses due to the California wildfires, our results demonstrated characteristically low volatility.

Our accident year underwriting results before catastrophe losses were relatively stable, while gross premiums written were virtually unchanged. We achieved modest aggregate price increases even as competition persisted, and we maintained our discipline in both pricing and risk selection. Going forward, we anticipate opportunities will increase in select areas as the industry addresses the need for rate adequacy. At the same time, the recently enacted corporate tax reform has created improving prospects for a strengthening economy and a more level playing field for domestic insurers, while also lowering the corporate tax rate. With a strong balance sheet and exceptional expertise in our select markets, we are well positioned to benefit from these cyclical and secular changes. We anticipate premium volume will increase modestly beginning in 2018.

Net investment income in the core portfolio grew as strong operating cash flow provided additional monies to invest and the yield on our fixed income portfolio improved by 30 basis points compared to the fourth quarter of 2016. Net realized investment gains enhanced our pre-tax performance by $59 million, bringing total gains for the year to $336 million. Our investment strategy has enabled us to mitigate the impact of low interest rates on investment income, while providing a defensive position for inflation and opportunities to grow book value through realized investment gains. As investment income is an important component of our economic model, we anticipate improving returns in 2018 as interest rates move higher.

In a year characterized by record catastrophic losses for the industry, our focus on risk-adjusted returns has enabled us to produce excellent results with lower volatility, while returning $236 million to shareholders through dividends and share repurchases. We are enthusiastic that the market is moving in the right direction with respect to both opportunity and pricing, and we look forward to continuing to deliver superior long-term value to our shareholders in 2018.

(1) Pre-tax gains excluding performance-based compensatory costs were $59 million.

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Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 30, 2018, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Celebrating 50 years, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2018 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2018 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full year
	2017	2016	2017	2016
Revenues:
Net premiums written	$1,478,236	$1,510,257	$6,260,508	$6,423,913
Change in unearned premiums	112,939	110,020	50,911	(130,565)
Net premiums earned	1,591,175	1,620,277	6,311,419	6,293,348
Net investment income	149,186	159,313	575,788	564,163
Net realized investment gains	59,098	77,611	335,858	285,119
Other than temporary impairments	—	—	—	(18,114)
Revenues from non-insurance businesses (1)	101,132	84,561	326,165	390,348
Insurance service fees	34,254	29,508	134,729	138,944
Other income	111	63	805	376
Total revenues	1,934,956	1,971,333	7,684,764	7,654,184
Expenses:
Losses and loss expenses	976,872	993,461	4,002,348	3,845,800
Other operating costs and expenses	615,778	624,857	2,436,932	2,395,619
Expenses from non-insurance businesses (1)	104,027	84,304	325,417	375,431
Interest expense	36,879	36,877	147,297	140,896
Total expenses	1,733,556	1,739,499	6,911,994	6,757,746
Income before income taxes	201,400	231,834	772,770	896,438
Income tax expense (2)	(45,128)	(78,164)	(219,433)	(292,953)
Net income before noncontrolling interests	156,272	153,670	553,337	603,485
Noncontrolling interests	(1,683)	(880)	(4,243)	(1,569)
Net income to common stockholders	$154,589	$152,790	$549,094	$601,916

Net income per share:
Basic	$1.22	$1.26	$4.40	$4.91
Diluted	$1.21	$1.20	$4.26	$4.68

Average shares outstanding (3):
Basic	126,269	121,313	124,843	122,651
Diluted	128,221	127,446	129,018	128,553

(1) For the twelve months ended 2017 revenues and expenses from non-insurance businesses declined because of the sale of a wholly-owned investment, Aero Precision Industries, and certain related aviation services businesses in August 2016.

(2) The fourth quarter and full year 2017 income tax expense includes an estimated tax benefit from tax reform of $21 million.

(3) Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust established in March 2017). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Fourth Quarter		Full year
	2017	2016	2017	2016
Insurance:
Gross premiums written	$1,636,139	$1,611,473	$6,869,831	$6,795,506
Net premiums written	1,351,233	1,356,674	5,715,871	5,743,620
Premiums earned	1,443,958	1,437,858	5,706,443	5,618,842
Pre-tax income	198,547	212,487	756,153	799,138
Loss ratio	61.3%	60.9%	61.6%	61.0%
Expense ratio	33.1%	32.9%	32.9%	32.5%
GAAP combined ratio	94.4%	93.8%	94.5%	93.5%

Reinsurance:
Gross premiums written	$143,307	$168,318	$607,132	$748,195
Net premiums written	127,003	153,583	544,637	680,293
Premiums earned	147,217	182,419	604,976	674,506
Pre-tax income (loss)	23,004	19,063	(15,276)	98,278
Loss ratio	61.9%	64.7%	80.2%	61.6%
Expense ratio	38.3%	38.8%	37.4%	39.0%
GAAP combined ratio	100.2%	103.5%	117.6%	100.6%

Corporate and Eliminations:
Net realized investment gains	$59,098	$77,611	$335,858	$267,005
Interest expense	(36,879)	(36,877)	(147,297)	(140,896)
Other revenues and expenses	(42,370)	(40,450)	(156,668)	(127,087)
Pre-tax (loss) income	(20,151)	284	31,893	(978)

Consolidated:
Gross premiums written	$1,779,446	$1,779,791	$7,476,963	$7,543,701
Net premiums written	1,478,236	1,510,257	6,260,508	6,423,913
Premiums earned	1,591,175	1,620,277	6,311,419	6,293,348
Pre-tax income	201,400	231,834	772,770	896,438
Loss ratio	61.4%	61.3%	63.4%	61.1%
Expense ratio	33.5%	33.6%	33.3%	33.2%
GAAP combined ratio	94.9%	94.9%	96.7%	94.3%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2017, the Company reclassified two businesses from the Insurance segment to the Reinsurance segment. Reclassifications have been made to the Company's 2016 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full year
	2017	2016	2017	2016
Net premiums written:
Other liability	$446,236	$449,817	$1,831,039	$1,870,427
Workers' compensation	329,746	328,214	1,495,148	1,426,196
Short-tail lines (1)	273,399	292,964	1,163,009	1,254,404
Commercial automobile	164,557	147,216	675,366	642,313
Professional liability	137,295	138,463	551,309	550,280
Total Insurance	1,351,233	1,356,674	5,715,871	5,743,620
Casualty reinsurance	90,760	93,239	366,397	398,779
Property reinsurance	36,243	60,344	178,240	281,514
Total Reinsurance	127,003	153,583	544,637	680,293
Total	$1,478,236	$1,510,257	$6,260,508	$6,423,913

Losses from catastrophes:
Insurance	$13,301	$30,796	$107,147	$88,850
Reinsurance	4,402	6,006	77,129	16,264
Total	$17,703	$36,802	$184,276	$105,114

Net investment income:
Core portfolio (2)	$128,851	$114,589	$488,474	$446,169
Investment funds	17,425	38,914	68,169	99,301
Arbitrage trading account	2,910	5,810	19,145	18,693
Total	$149,186	$159,313	$575,788	$564,163

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$533,665	$544,410	$2,101,024	$2,089,203
Insurance service expenses	32,469	35,041	129,776	138,908
Net foreign currency losses (gains)	1,012	(355)	15,267	(11,904)
Other costs and expenses	48,632	45,761	190,865	179,412
Total	$615,778	$624,857	$2,436,932	$2,395,619

Cash flow from operations	$189,025	$121,866	$710,883	$848,376

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2017	December 31, 2016

Net invested assets (1)	$18,508,646	$17,857,006
Total assets	24,312,630	23,364,844
Reserves for losses and loss expenses	11,670,408	11,197,195
Senior notes and other debt	1,769,052	1,760,595
Subordinated debentures	728,218	727,630
Common stockholders’ equity (2)	5,411,344	5,047,208
Common stock outstanding (3)	121,515	121,194
Book value per share (4)	44.53	41.65
Tangible book value per share (4)	42.51	40.06

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $375 million and $427 million as of December 31, 2017 and December 31, 2016, respectively. Unrealized currency translation losses were $307 million and $372 million as of December 31, 2017 and December 31, 2016, respectively.

(3)
During the three months ended December 31, 2017, the Company repurchased 289,884 shares of its common stock for $19.4 million. During the full year ended December 31, 2017, the Company repurchased 731,003 shares of its common stock for $47.8 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
December 31, 2017
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$377,740	2.0%
State and municipal:
Special revenue	2,725,833	14.7%
State general obligation	490,890	2.7%
Pre-refunded	464,802	2.5%
Local general obligation	444,984	2.4%
Corporate backed	384,467	2.1%
Total state and municipal	4,510,976	24.4%
Mortgage-backed securities:
Agency	821,815	4.4%
Commercial	260,545	1.4%
Residential - Prime	211,363	1.1%
Residential - Alt A	19,658	0.2%
Total mortgage-backed securities	1,313,381	7.1%
Asset-backed securities	2,111,544	11.4%
Corporate:
Industrial	2,618,892	14.1%
Financial	1,434,767	7.8%
Utilities	294,954	1.6%
Other	40,499	0.2%
Total corporate	4,389,112	23.7%
Foreign government	848,497	4.6%
Total fixed maturity securities (1)	13,551,250	73.2%
Equity securities available for sale:
Common stocks	352,204	1.9%
Preferred stocks	224,443	1.2%
Total equity securities available for sale	576,647	3.1%
Real estate	1,469,601	7.9%
Investment funds (2)	1,154,342	6.2%
Cash and cash equivalents (3)	1,059,473	5.7%
Arbitrage trading account	617,649	3.3%
Loans receivable	79,684	0.6%
Net invested assets	$18,508,646	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.0 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $1.3 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

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Foreign Government Fixed Maturity Securities
December 31, 2017
(Amounts in thousands)

Carrying Value
Australia	$212,821
Argentina	179,581
Canada	169,222
United Kingdom	85,109
Brazil	60,693
Germany	39,520
Singapore	36,450
Supranational (1)	31,322
Norway	9,589
Mexico	9,107
Colombia	7,690
Uruguay	7,393
Total	$848,497

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.